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                                                                       Exhibit 5

                     [Letterhead of Armstrong Teasdale LLP]


                                 April 15, 2004


Boards of Directors
Thermadyne Holdings Corporation and
The Subsidiary Guarantors
16052 Swingley Ridge Road, Suite 300
Chesterfield, Missouri 63017

                  RE: REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         We have acted as counsel to Thermadyne Holdings Corporation, a Delaware corporation (the "Company") and certain of its subsidiaries (the "Subsidiary Guarantors"), with respect to certain legal matters in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to which the Company and the Subsidiary Guarantors are registering under the Securities Act of 1933 (the "Securities Act") (i) $175,000,000 in aggregate principal amount of the Company's 9 1/4 % Senior Subordinated Notes due 2014 (the "New Notes") to be exchanged for the Company's outstanding notes bearing substantially identical terms and in like principal amount (the "Old Notes") in a registered exchange offer (the "Exchange Offer") and (ii) the guarantees (the "Guarantees") of Subsidiary Guarantors of the New Notes. The New Notes will be issued under the Company's Indenture, dated as of February 5, 2004 (the "Indenture"), among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus (the "Prospectus") contained in the Registration Statement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Prospectus.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture,
(iii) the Guarantees, (iv) the form of the New Notes, and (v) such other corporate records, certificates, statutes and other instruments and documents as we have considered necessary or appropriate for purposes of the opinions hereafter expressed.

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         In connection with this opinion, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, and (vii) the Indenture is a binding agreement of the Trustee.

         We have further assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the New Notes and the Guarantees will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

         Based on the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The issuance and exchange of the New Notes for the Old Notes and the issuance of the Guarantees have been duly authorized by requisite corporate action on the part of the Company and each Subsidiary Guarantor, respectively.

          2. The New Notes and the Guarantees will be valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, entitled to the benefits of the Indenture and enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms, except to the extent that the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the New Notes are duly executed and authenticated in accordance with the provisions of the Indenture; and (iii) the New Notes shall have been issued and delivered in exchange for the Old Notes pursuant to the terms set forth in the Prospectus.

         We express no opinion concerning the validity or enforceability of any provisions contained in the Indenture, the New Notes or the Guarantees that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived or rendered ineffective under applicable law.

         The opinions set forth above are limited in all respects to matters of the laws of the States of Missouri and Illinois, the General Corporation Law of the State of Delaware, the contract law of the State of New York, and the federal laws of the United States of America to the extent specifically referred to herein. You should be aware that we are not admitted to the practice of law in the State of Delaware, which is the state of incorporation or formation of the Company and some of the Subsidiary Guarantors. We do not express any opinions as to the laws of any

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other jurisdiction, nor do we express any opinion as to the application of the securities or blue sky laws of the various states to the issuance or exchange of the New Notes.

         We express no opinion as to any matter other than as expressly set forth above, and no opinion is to or may be inferred or implied herefrom.
This opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you regarding any changes subsequent to the date hereof in, or to otherwise communicate with you with respect to, the matters addressed herein. The opinion expressed herein is for the sole use and benefit of, and may only be relied upon by, the Company, the Subsidiary Guarantors and the Trustee, and is not to be used, circulated, quoted or otherwise referred to in connection with any transaction other than the Exchange Offer or by or to any other person without our prior written consent.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                     Sincerely,

                                     /s/ Armstrong Teasdale LLP

                                     ARMSTRONG TEASDALE LLP